Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185611, 333-177461, 333-165016 and 333-163709 on Form S-3 and 333-127456, and 333-166695 on Form S-8 of Guaranty Bancorp of our report dated February 19, 2014 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
February 19, 2014